Exhibit 99.1

For Immediate Release	Contact:	David F. Kirby
Hudson
212-351-7216
david.kirby@hudson.com

Hudson Global Reports 2015 Second Quarter Results

Announces $10 million share repurchase program

NEW YORK, NY - July 30, 2015 - Hudson Global, Inc. (Nasdaq: HSON), a leading global talent solutions company, today announced financial results for the second quarter ended June 30, 2015.

2015 Second Quarter Summary

•	Revenue of $122.7 million, a decrease of 18.8 percent from the second quarter of 2014, and a decrease of 6.9 percent in constant currency.

•
On a retained** basis, excluding Americas IT and the Netherlands which were sold during the quarter, revenue of $113.4 million declined 12.0 percent in reported currency but increased 1.1 percent in constant currency from the prior year period.

•	Gross margin of $50.2 million or 40.9 percent of revenue, a decrease of 16.1 percent from the same period in 2014, or 4.2 percent in constant currency.

•
On a retained** basis, excluding Americas IT and the Netherlands which were sold during the quarter, gross margin of $ 48.0 million declined 11.7 percent in reported currency but increased 1.0 percent in constant currency from the prior year period.

•	Adjusted EBITDA* loss of $0.8 million, compared with adjusted EBITDA loss of $0.3 million in the second quarter of 2014.

•	EBITDA* of $14.6 million, including a $20.0 million gain on sale of assets, compared with EBITDA loss of $1.8 million in the second quarter of 2014.

•	Net income of $13.9 million, or $0.41 per basic and diluted share, compared with net loss of $4.4 million, or $0.13 per basic and diluted share, for the second quarter of 2014.

* Adjusted EBITDA and EBITDA are defined in the segment tables at the end of this release.
** See reconciliation for retained revenue and gross margin tables at the end of this release.

“We completed the divestitures of our Americas IT staffing business and Netherlands business in the second quarter, as we continued to implement our strategy to narrow our focus on core businesses,” said Stephen Nolan, chief executive officer at Hudson. “We delivered constant currency gross margin growth in key markets and practices, including Asia Pacific and RPO. We remain focused on returning to profitability by reducing costs while selectively investing in key markets and practices.”

Strategic Actions

During the second quarter, the company continued to execute on strategic actions in its previously announced efforts to focus on its core business lines and growth opportunities. These completed actions included:

•	Completed the divestiture of the company's Netherlands operations to InterBalance Group B.V. for €8.1 million in cash, effective on April 30, 2015.

•	Completed the divestiture of the company's Americas IT staffing business to Mastech, Inc. for $17.0 million in cash as well as retained working capital, effective June 15, 2015.

•
Substantially completed the exit of the company's non-profitable operations in countries in Central and Eastern Europe (Ukraine, Czech Republic and Slovakia). The company also approved the exit of operations in Luxembourg, which is expected to cease operations during the course of 2015. For the full year 2014, operations in these countries generated a total of $2.9 million, $2.3 million and $0.5 million in Revenue, Gross Margin and EBITDA loss respectively.

With these strategic divestitures complete, the company is now a more streamlined organization that is focused on delivering sustainable profitability in its core businesses, RPO, Talent Management and Recruitment, where we continue to invest in fee earners to drive growth.

During the second quarter, the company incurred $2 million in restructuring charges for headcount and real estate actions in corporate and Europe. These actions will allow the company to continue to lower its corporate support cost structure. The company will take further actions in the second half of 2015 to reduce stranded support costs, particularly in the Americas following the sale of non-core businesses.

Share Repurchase Program

The company ended the quarter with $34.8 million in cash, including divestiture proceeds, and considering the company’s current stock price, the board of directors has authorized a share repurchase program, initially for up to $10 million of the company’s common stock. The company will commence purchases promptly during the third quarter.

Regional Highlights

Americas

In the second quarter, Hudson Americas' gross margin decreased 5 percent in constant currency on a reported basis and increased 18 percent on a retained** basis as compared with the second quarter in 2014. This was driven by growth in RPO, from continued demand from new and existing clients. Adjusted EBITDA was a loss of $0.3 million, compared with adjusted EBITDA of $0.8 million for the same period a year ago.

Asia Pacific

Hudson Asia Pacific's gross margin increased 11 percent in constant currency in the second quarter of 2015 from the same period in 2014. This was the sixth consecutive quarter of year-over-year constant currency gross margin growth. Results were fueled by permanent recruitment, up 22 percent, and temporary contracting, up 11 percent, against the second quarter of 2014. This growth in recruitment was realized in both of the company’s major Asia Pacific markets, China and Australia, with gross margin increasing 51 percent and 9 percent, respectively, against the prior year period. Asia Pacific delivered adjusted EBITDA of $1.9 million, or 3.4 percent of revenue, improving from adjusted EBITDA of $1.0 million in the second quarter of 2014.

Europe

During the second quarter of 2015, Hudson Europe's gross margin decreased 17 percent in constant currency from the second quarter of 2014 on a reported basis, and 11 percent on a retained** basis. Excluding the impact of the Netherlands sale, Continental Europe gross margin declined 1 percent in constant currency in the quarter. Belgium and Spain continued to deliver gross margin growth, up 2 percent and 40 percent respectively. In the UK, 18 percent growth in RPO was offset by 24 percent declines in recruitment, which was particularly strong a year ago. Adjusted EBITDA of $1.0 million, or 1.8 percent of revenue, was down from $2.7 million, or 3.7 percent of revenue, in the second quarter of 2014.

Liquidity and Capital Resources

The company ended the second quarter of 2015 with $57.1 million in liquidity, composed of $34.8 million in cash and $22.3 million in availability under its credit facilities. This compares with $13.9 million in cash and $26.0 million in availability under its credit facilities at the end of the first quarter of 2015. The change in cash was driven primarily by gains from the second quarter sales of the Americas IT business and the Netherlands business, generating $25.9 million in cash during the quarter. The company used $4.6 million in cash flow from operations during the second quarter, unchanged from the second quarter of 2014. The company had $1.3 million in outstanding borrowings at the end of the second quarter of 2015.

Business Outlook

Given current economic conditions, the company expects third quarter 2015 revenue of between $105 million and $115 million and an adjusted EBITDA loss of between breakeven and $2 million at prevailing exchange rates. This outlook assumes an average exchange rate of 1.56 US Dollars to the British Pound, 1.11 US Dollars to the Euro and 0.73 US Dollars to the Australian Dollar. In the third quarter of 2014, revenue was $149.3 million and adjusted EBITDA was a loss of $2.9 million. Third quarter 2014 revenue would have been $38 million lower including the impact of prevailing exchange rates cited above and excluding revenue attributable to businesses divested in the second quarter of 2015. The company expects to deliver positive adjusted EBITDA in the second half of 2015.

Conference Call/Webcast

Hudson will conduct a conference call today at 10:00 a.m. ET to discuss this announcement. Individuals wishing to listen can access the webcast on the investor information section of the company's web site at Hudson.com.

The archived call will be available on the investor information section of the company's web site at Hudson.com.

About Hudson

Hudson is a global talent solutions company with expertise in leadership and specialized recruitment, recruitment process outsourcing, talent management and contracting solutions. We help our clients and candidates succeed by leveraging our expertise, deep industry and market knowledge, and proprietary assessment tools and techniques. Operating around the globe through relationships with millions of specialized professionals, we bring an unparalleled ability to match talent with opportunities by assessing, recruiting, developing and engaging the best and brightest people for our clients. We combine broad geographic presence, world-class talent solutions and a tailored, consultative approach to help businesses and professionals achieve higher performance and outstanding results. More information is available at Hudson.com.

Forward-Looking Statements

This press release contains statements that the company believes to be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this press release, including statements regarding the company's future financial condition, results of operations, business operations and business prospects, are forward-looking statements. Words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “predict,” “believe” and similar words, expressions and variations of these words and expressions are intended to identify forward-looking statements. All forward-looking statements are subject to important factors, risks, uncertainties and assumptions, including industry and economic conditions' that could cause actual results to differ materially from those described in the forward-looking statements. Such factors, risks, uncertainties and assumptions include, but are not limited to, global economic fluctuations; the company’s ability to successfully execute its strategic initiatives; risks related to fluctuations in the company's operating results from quarter to quarter; the ability of clients to terminate their relationship with the company at any time; competition in the company's markets; the negative cash flows and operating losses that may recur in the future; restrictions on the company's operating flexibility due to the terms of its credit facilities; risks associated with the company's investment strategy; risks related to international operations, including foreign currency fluctuations; the company's dependence on key management personnel; the company's ability to attract and retain highly skilled professionals; the company's ability to collect its accounts receivable; the company’s ability to achieve anticipated cost savings through its cost reduction initiatives; the company's heavy reliance on information systems and the impact of potentially losing or failing to develop technology; risks related to providing uninterrupted service to clients; the company's exposure to employment-related claims from clients, employers and regulatory authorities, current and former employees in connection with the company’s business reorganization initiatives and limits on related insurance coverage; the company’s ability to utilize net operating loss carry-forwards; volatility of the company's stock price; the impact of government regulations; and risks related to activist stockholders. Additional information concerning these and other factors is contained in the company's filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this document. The company assumes no obligation, and expressly disclaims any obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise.

###
Financial Tables Follow

HUDSON GLOBAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Revenue	$122,743	$151,070	$247,060	$295,237
Direct costs	72,521	91,199	148,934	181,337
Gross margin	50,222	59,871	98,126	113,900
Operating expenses:
Selling, general and administrative expenses	53,550	60,215	105,716	116,133
Depreciation and amortization	974	1,404	2,085	2,774
Business reorganization expenses and impairment of long-lived assets	2,060	1,117	3,403	1,231
Total operating expenses	56,584	62,736	111,204	120,138
Gain on sale and exit of businesses	20,005	—	20,005	—
Operating income (loss)	13,643	(2,865)	6,927	(6,238)
Non-operating income (expense):
Interest income (expense), net	(369)	(202)	(449)	(342)
Other income (expense), net	(40)	(305)	(27)	(502)
Income (loss) from continuing operation before provision for income taxes	13,234	(3,372)	6,451	(7,082)
Provision for (benefit from) income taxes from continuing operations	460	193	331	595
Income (loss) from continuing operations	12,774	(3,565)	6,120	(7,677)
Income (loss) from discontinued operations, net of income taxes	1,103	(809)	919	(1,241)
Net income (loss)	$13,877	$(4,374)	$7,039	$(8,918)
Basic and diluted earnings (loss) per share:
Basic and diluted earnings (loss) per share from continuing operations	$0.38	$(0.11)	$0.18	$(0.23)
Basic and diluted earnings (loss) per share from discontinued operations	0.03	(0.02)	0.03	(0.04)
Basic and diluted earnings (loss) per share	$0.41	$(0.13)	$0.21	$(0.27)
Weighted-average shares outstanding:
Basic	33,525	32,752	33,296	32,697
Diluted	33,525	32,752	33,296	32,697

HUDSON GLOBAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	June 30, 2015	December 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$34,841	$33,989
Accounts receivable, less allowance for doubtful accounts of $1,008 and $986 respectively	75,511	74,079
Prepaid and other	8,340	9,604
Current assets of discontinued operations	139	1,249
Total current assets	118,831	118,921
Property and equipment, net	8,228	9,840
Deferred tax assets, non-current	5,711	5,648
Other assets	4,480	5,263
Total assets	$137,250	$139,672
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,407	$6,371
Accrued expenses and other current liabilities	45,078	54,065
Short-term borrowings	1,340	—
Accrued business reorganization expenses	3,810	3,169
Current liabilities of discontinued operations	2,382	3,512
Total current liabilities	57,017	67,117
Deferred rent and tenant improvement contributions	4,970	5,899
Income tax payable, non-current	2,331	2,397
Other non-current liabilities	4,317	5,002
Total liabilities	68,635	80,415
Stockholders’ equity:
Preferred stock, $0.001 par value, 10,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.001 par value, 100,000 shares authorized; issued 34,754 and 33,671 shares, respectively	34	34
Additional paid-in capital	480,343	476,689
Accumulated deficit	(423,577)	(430,616)
Accumulated other comprehensive income	12,023	13,613
Treasury stock, 83 and 129 shares, respectively, at cost	(208)	(463)
Total stockholders’ equity	68,615	59,257
Total liabilities and stockholders' equity	$137,250	$139,672

HUDSON GLOBAL, INC.
SEGMENT ANALYSIS - QUARTER TO DATE
(in thousands)
(unaudited)

For The Three Months Ended June 30, 2015	Hudson Americas	Hudson Asia Pacific	Hudson Europe	Corporate	Total
Revenue, from external customers	$10,183	$57,374	$55,186	$—	$122,743
Gross margin, from external customers	$5,081	$23,820	$21,321	$—	$50,222
Adjusted EBITDA (loss) (1)	$(290)	$1,935	$986	$(3,418)	$(787)
Business reorganization expenses (recovery) and impairment of long-lived assets	(5)	325	520	1,220	2,060
Change in control stock-based compensation expense	418	647	699	777	2,541
Gain (loss) on sale and exit of businesses	15,938	—	4,067	—	20,005
Non-operating expense (income), including corporate administration charges	(207)	1,593	386	(1,732)	40
EBITDA (loss) (1)	$15,442	$(630)	$3,448	$(3,683)	$14,577
Depreciation and amortization expenses					974
Interest expense (income), net					369
Provision for (benefit from) income taxes					460
Income (loss) from continuing operations					12,774
Income (loss) from discontinued operations, net of income taxes					1,103
Net income (loss)					$13,877

For The Three Months Ended June 30, 2014	Hudson Americas	Hudson Asia Pacific	Hudson Europe	Corporate	Total
Revenue, from external customers	$13,158	$65,101	$72,811	$—	$151,070
Gross margin, from external customers	$5,393	$24,519	$29,959	$—	$59,871
Adjusted EBITDA (loss) (1)	$843	$996	$2,678	$(4,860)	$(343)
Business reorganization expenses (recovery)	3	1,114	—	—	1,117
Non-operating expense (income), including corporate administration charges	741	462	1,566	(2,464)	305
EBITDA (loss) (1)	$99	$(580)	$1,112	$(2,396)	$(1,765)
Depreciation and amortization expenses					1,404
Interest expense (income), net					202
Provision for (benefit from) income taxes					193
Income (loss) from continuing operations					$(3,564)
Income (loss) from discontinued operations, net of income taxes					(809)
Net income (loss)					$(4,373)

(1)
Non-GAAP earnings before interest, income taxes, and depreciation and amortization (“EBITDA”) and non-GAAP earnings before interest, income taxes, depreciation and amortization, non-operating income, goodwill and other impairment charges, business reorganization expenses and other expenses (“Adjusted EBITDA”) are presented to provide additional information about the company's operations on a basis consistent with the measures which the company uses to manage its operations and evaluate its performance. Management also uses these measurements to evaluate capital needs and working capital requirements. EBITDA and adjusted EBITDA should not be considered in isolation or as a substitute for operating income, cash flows from operating activities, and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of the company's profitability or liquidity. Furthermore, EBITDA and adjusted EBITDA as presented above may not be comparable with similarly titled measures reported by other companies

HUDSON GLOBAL, INC.
SEGMENT ANALYSIS - QUARTER TO DATE (continued)
(in thousands)
(unaudited)

For The Three Months Ended March 31, 2015	Hudson Americas	Hudson Asia Pacific	Hudson Europe	Corporate	Total
Revenue, from external customers	$10,978	$53,139	$60,200	$—	$124,317
Gross margin, from external customers	$4,621	$20,876	$22,407	$—	$47,904
Adjusted EBITDA (loss) (1)	$(906)	$891	$(23)	$(4,224)	$(4,262)
Business reorganization expenses (recovery)	421	8	880	34	1,343
Non-operating expense (income), including corporate administration charges	292	80	1,246	(1,631)	(13)
EBITDA (loss) (1)	$(1,619)	$803	$(2,149)	$(2,627)	$(5,592)
Depreciation and amortization expenses					1,111
Interest expense (income), net					80
Provision for (benefit from) income taxes					(129)
Income (loss) from continuing operations					(6,654)
Income (loss) from discontinued operations, net of income taxes					(184)
Net income (loss)					$(6,838)

For The Three Months Ended September 30, 2014	Hudson Americas	Hudson Asia Pacific	Hudson Europe	Corporate	Total
Revenue, from external customers	$13,036	$66,990	$69,252	$—	$149,278
Gross margin, from external customers	$5,570	$24,654	$25,463		$55,687
Adjusted EBITDA (loss) (1)	$738	$616	$(288)	$(3,917)	$(2,851)
Business reorganization expenses (recovery)	—	140	421	233	794
Non-operating expense (income), including corporate administration charges	705	226	1,583	(2,689)	(175)
EBITDA (loss) (1)	$33	$250	$(2,292)	$(1,461)	$(3,470)
Depreciation and amortization expenses					1,467
Interest expense (income), net					192
Provision for (benefit from) income taxes					(558)
Income (loss) from continuing operations					(4,571)
Income (loss) from discontinued operations, net of income taxes					(2,448)
Net income (loss)					$(7,019)

(1)
Non-GAAP earnings before interest, income taxes, and depreciation and amortization (“EBITDA”) and non-GAAP earnings before interest, income taxes, depreciation and amortization, non-operating income, goodwill and other impairment charges, business reorganization expenses and other expenses (“Adjusted EBITDA”) are presented to provide additional information about the company's operations on a basis consistent with the measures which the company uses to manage its operations and evaluate its performance. Management also uses these measurements to evaluate capital needs and working capital requirements. EBITDA and adjusted EBITDA should not be considered in isolation or as a substitute for operating income, cash flows from operating activities, and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of the company's profitability or liquidity. Furthermore, EBITDA and adjusted EBITDA as presented above may not be comparable with similarly titled measures reported by other companies.

HUDSON GLOBAL, INC.
SEGMENT ANALYSIS - YEAR TO DATE (continued)
(in thousands)
(unaudited)

For The Six Months Ended June 30, 2015	Hudson Americas	Hudson Asia Pacific	Hudson Europe	Corporate	Total
Revenue, from external customers	$21,161	$110,514	$115,385	$—	$247,060
Gross margin, from external customers	$9,702	$44,697	$43,727	$—	$98,126
Adjusted EBITDA (loss) (1)	$(1,196)	$2,827	$963	$(7,644)	$(5,050)
Business reorganization expenses (recovery) and impairment of long-lived assets	417	333	1,400	1,253	3,403
Change in control stock-based compensation expense	418	647	699	777	2,541
Gain (loss) on sale and exit of businesses	15,938	—	4,067	—	20,005
Non-operating expense (income), including corporate administration charges	85	1,672	1,632	(3,362)	27
EBITDA (loss) (1)	$13,822	$175	$1,299	$(6,312)	$8,984
Depreciation and amortization expenses					2,085
Interest expense (income), net					449
Provision for (benefit from) income taxes					331
Income (loss) from continuing operations					6,119
Income (loss) from discontinued operations, net of income taxes					919
Net income (loss)					$7,038

For The Six Months Ended June 30, 2014	Hudson Americas	Hudson Asia Pacific	Hudson Europe	Corporate	Total
Revenue, from external customers	$25,401	$121,532	$148,304	$—	$295,237
Gross margin, from external customers	$9,894	$45,430	$58,576	$—	$113,900
Adjusted EBITDA (loss) (1)	$846	$1,107	$4,562	$(8,748)	$(2,233)
Business reorganization expenses (recovery)	93	1,115	23	—	1,231
Non-operating expense (income), including corporate administration charges	1,125	876	2,727	(4,226)	502
EBITDA (loss) (1)	$(372)	$(884)	$1,812	$(4,522)	$(3,966)
Depreciation and amortization expenses					2,774
Interest expense (income), net					342
Provision for (benefit from) income taxes					595
Income (loss) from continuing operations					(7,677)
Income (loss) from discontinued operations, net of income taxes					(1,241)
Net income (loss)					$(8,918)

(1)
Non-GAAP earnings before interest, income taxes, and depreciation and amortization (“EBITDA”) and non-GAAP earnings before interest, income taxes, depreciation and amortization, non-operating income, goodwill and other impairment charges, business reorganization expenses and other expenses (“Adjusted EBITDA”) are presented to provide additional information about the company's operations on a basis consistent with the measures which the company uses to manage its operations and evaluate its performance. Management also uses these measurements to evaluate capital needs and working capital requirements. EBITDA and adjusted EBITDA should not be considered in isolation or as a substitute for operating income, cash flows from operating activities, and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of the company's profitability or liquidity. Furthermore, EBITDA and adjusted EBITDA as presented above may not be comparable with similarly titled measures reported by other companies.

HUDSON GLOBAL, INC.
RECONCILIATION FOR CONSTANT CURRENCY
(in thousands) (unaudited)

The company operates on a global basis, with the majority of its gross margin generated outside of the United States. Accordingly, fluctuations in foreign currency exchange rates can affect its results of operations. Constant currency information compares financial results between periods as if exchange rates had remained constant period-over-period. The company currently defines the term “constant currency” to mean that financial data for a previously reported period are translated into U.S. dollars using the same foreign currency exchange rates that were used to translate financial data for the current period. Changes in revenue, gross margin, selling, general and administrative expenses ("SG&A"), business reorganization expenses and other non-operating income (expense), operating income (loss) and EBITDA (loss) include the effect of changes in foreign currency exchange rates. Variance analysis usually describes period-to-period variances that are calculated using constant currency as a percentage. The company’s management reviews and analyzes business results in constant currency and believes these results better represent the company’s underlying business trends. The company believes that these calculations are a useful measure, indicating the actual change in operations. There are no significant gains or losses on foreign currency transactions between subsidiaries. Therefore, changes in foreign currency exchange rates generally impact only reported earnings.

	Three Months Ended June 30,
	2015	2014
	As	As	Currency	Constant
	reported	reported	translation	currency
Revenue:
Hudson Americas	$10,183	$13,158	$(22)	$13,136
Hudson Asia Pacific	57,374	65,101	(9,688)	55,413
Hudson Europe	55,186	72,811	(9,479)	63,332
Total	$122,743	$151,070	$(19,189)	$131,881
Gross margin:
Hudson Americas	$5,081	$5,393	$(21)	$5,372
Hudson Asia Pacific	23,820	24,519	(3,071)	21,448
Hudson Europe	21,321	29,959	(4,369)	25,590
Total	$50,222	$59,871	$(7,461)	$52,410
SG&A (1):
Hudson Americas	$5,787	$4,584	$(23)	$4,561
Hudson Asia Pacific	22,323	23,523	(2,857)	20,666
Hudson Europe	21,244	27,247	(3,986)	23,261
Corporate	4,196	4,861	—	4,861
Total	$53,550	$60,215	$(6,866)	$53,349
Business reorganization expenses:
Hudson Americas	$(5)	$3	$—	$3
Hudson Asia Pacific	325	1,114	(140)	974
Hudson Europe	520	—	(1)	(1)
Corporate	1,220	—	—	—
Total	$2,060	$1,117	$(141)	$976
Operating income (loss):
Hudson Americas	$15,130	$736	$3	$739
Hudson Asia Pacific	391	(920)	38	(882)
Hudson Europe	3,615	2,318	(339)	1,979
Corporate	(5,493)	(4,999)	1	(4,998)
Total	$13,643	$(2,865)	$(297)	$(3,162)
EBITDA (loss):
Hudson Americas	$15,444	$101	$6	$107
Hudson Asia Pacific	(630)	(581)	(61)	(642)
Hudson Europe	3,449	1,113	(153)	960
Corporate	(3,686)	(2,399)	1	(2,398)
Total	$14,577	$(1,766)	$(207)	$(1,973)

(1)	SG&A is a measure that management uses to evaluate the segments’ expenses.

HUDSON GLOBAL, INC.
RECONCILIATION FOR RETAINED REVENUE AND GROSS MARGIN
(in thousands) (unaudited)

Revenue, Q2 2015 vs Q2 2014
	Reported			Divested (1)	Retained (1)
	Q2 2015	Variance vs Q2 2014	Constant Currency	Q2 2015	Q2 2015	Variance vs Q2 2014	Constant Currency
Americas	$10,183	-22.6%	-22.5%	$6,227	$3,956	9.1%	9.8%
Asia Pacific	57,374	-11.9%	3.5%	—	57,374	-11.9%	3.5%
Europe	55,186	-24.2%	-12.9%	3,104	52,082	-13.5%	-2.1%
Total	$122,743	-18.8%	-6.9%	$9,331	$113,412	-12.0%	1.1%

Gross Margin, Q2 2015 vs Q2 2014
	Reported			Divested (1)	Retained (1)
	Q2 2015	Variance vs Q2 2014	Constant Currency	Q2 2015	Q2 2015	Variance vs Q2 2014	Constant Currency
Americas	$5,081	-5.8%	-5.4%	$1,615	$3,466	16.9%	17.7%
Asia Pacific	23,820	-2.9%	11.1%	—	23,820	-2.8%	11.1%
Europe	21,321	-28.8%	-16.7%	617	20,704	-23.0%	-10.6%
Total	$50,222	-16.1%	-4.2%	$2,232	$47,990	-11.7%	1.0%

(1)
Retained revenue and gross margin and divested revenue and gross margin are non-GAAP terms that management believes provide a better understanding of the underlying revenue and gross margin trends in the business following the divestitures in the second quarter of 2015. Divested revenue and gross margin includes such items attributable to the following businesses: the Americas IT staffing business, the Netherlands business, Ukraine, Czech Republic, Slovakia and Luxembourg. The non-GAAP financial measures do not replace the presentation of GAAP financial results and should only be used as a supplement to, not as a substitute for, Hudson’s financial results presented in accordance with GAAP. The above table provides a reconciliation of the non-GAAP financial measure used in its financial reporting to the most directly comparable GAAP financial measure.